Exhibit 99.1

Contacts:
Investors:	Media:
Risa Fisher	Adam Grossberg
rfisher@webmd.net	agrossberg@webmd.net
212-624-3817	212-624-3790

WebMD Appoints Steven L. Zatz, M.D. as Chief Executive Officer

New York, NY (September 19, 2016)—WebMD Health Corp. (NASDAQ WBMD), the leading source of health information, today announced that the Board of Directors has appointed Steven L. Zatz, M.D., its President, to serve as its Chief Executive Officer, effective immediately.

Dr. Zatz has been a member of the senior leadership of WebMD and its predecessor companies for 17 years. Dr. Zatz was appointed President of WebMD in 2013 and, for the last three years, has been responsible for all aspects of the Company’s advertising and sponsorship business, which represents approximately 80% of the Company’s revenue. Prior to becoming President, Dr. Zatz was Executive Vice President of Professional Services, responsible for Medscape, the Company’s flagship site for healthcare professionals. As a result of this transition, Dr. Zatz’s responsibilities will expand to include WebMD Health Services.

Martin J. Wygod, Chairman of WebMD, said “Steve and his very talented team have done a great job in developing Medscape into a global brand and in further strengthening WebMD’s position as the leading brand of heath information for consumers. In light of Steve’s deep knowledge of our business and industry, as well as his longstanding relationships across our company, I am confident that this transition will be seamless for our customers, partners and employees.”

The company also announced that David J. Schlanger, who has served as CEO since 2013, is leaving the Company by mutual agreement.

Mr. Wygod added, “On behalf of the Board of Directors, we thank David for his contributions as CEO over these last three years. Under David’s and Steve’s leadership, we have achieved strong financial results, extended our market leading position, and strengthened the WebMD and Medscape brands. We wish David well in his future endeavors and Steve continued success in his new position.”

“It is a profound privilege for me to be able to lead WebMD at this time,” said Dr. Zatz. “As much as we’ve accomplished to date, I believe there are even greater opportunities ahead both in the US and worldwide.”

About WebMD

WebMD Health Corp. (NASDAQ: WBMD) is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers, and health plans through our public and private online portals, mobile platforms and health-focused publications.

The WebMD Health Network includes WebMD.com, Medscape.com, MedicineNet.com, eMedicineHealth.com, RxList.com, Medscape Education (Medscape.org) and other WebMD owned sites and apps.

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All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: market opportunities and our ability to capitalize on them. These statements speak only as of the date of this press release, are based on our current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; our relationships with customers and other factors affecting their use of our services and the timing of entry into and implementation of specific contracts with customers, including regulatory matters affecting their products and services; our ability to deploy new or updated services and to create new or enhanced revenue streams from those services; our ability to attract and retain qualified personnel; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries. Further information about these matters can be found in our Securities and Exchange Commission filings and this press release is intended to be read in conjunction with information contained in those filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

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WebMD®, Medscape®, CME Circle®, Medpulse®, eMedicine®, MedicineNet®, theheart.org® and RxList® are among the trademarks of WebMD Health Corp. or its subsidiaries.

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